Exhibit 23.2

CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated October 24, 2003 (except for Footnote 16, for which the date is December 3, 2003), relating to the financial statements and financial statement schedule of MapInfo Corporation and Subsidiaries, which appears in MapInfo Corporation and Subsidiaries Annual Report on Form 10-K for the year ended September 30, 2003.

/s/ PricewaterhouseCoopers, LLP

Albany, New York
February 24, 2004